Exhibit 99.1

News Release

Investor Contact:
Susan K. Trahan
+1 800.225.1560
strahan@spragueenergy.com

Sprague Resources LP Reports Second Quarter 2018 Results
Partnership confirms 2018 Adjusted EBITDA Guidance of $120 to $140 Million
Portsmouth, NH (August 8, 2018) - Sprague Resources LP (“Sprague”) (NYSE: SRLP) today reported its financial results for the second quarter ended June 30, 2018.
Second Quarter 2018 Highlights

•	Net sales were $741.7 million for the second quarter of 2018, compared to net sales of $513.6 million for the second quarter of 2017.

•	GAAP net loss was $13.2 million for the second quarter of 2018, compared to net loss of $7.8 million for the second quarter of 2017.

•	Adjusted gross margin(1) was $49.7 million for the second quarter of 2018, compared to adjusted gross margin of $40.7 million for the second quarter of 2017.

•	Adjusted EBITDA(1) was $9.3 million for the second quarter of 2018, compared to adjusted EBITDA of $4.9 million for the second quarter of 2017.
"Second quarter results were in-line with our expectations as we continue to benefit from our recent acquisitions," said David Glendon, President and Chief Executive Officer. "Reflecting on results for the second quarter, we expect full-year adjusted EBITDA to be in the range of $120 to $140 million," said Mr. Glendon.

Refined Products

•	Volumes in the Refined Products segment increased 13% to 304.2 million gallons in the second quarter of 2018, compared to 270.3 million gallons in the second quarter of 2017.

•	Adjusted gross margin in the Refined Products segment increased $4.9 million, or 20%, to $28.7 million in the second quarter of 2018, compared to $23.8 million in the second quarter of 2017.
“Sprague's Refined Products sales volumes increased 13%, supported by recent acquisitions and beneficial weather early in the quarter," said Mr. Glendon. "Adjusted gross margin improved by 20% on higher volumes and improved unit margins," said Mr. Glendon.

Natural Gas

•	Natural Gas segment volumes decreased 9% to 12.3 million Bcf in the second quarter of 2018, compared to 13.5 million Bcf in the second quarter of 2017.

•	Natural Gas adjusted gross margin increased $2.5 million, or 97%, to $5.1 million for the second quarter of 2018, compared to $2.6 million for the second quarter of 2017.
"While Natural Gas volumes declined primarily due to the loss of some higher volume, lower unit margin accounts, adjusted gross margin improved by 97% over last year's results primarily due to enhanced optimization opportunities and beneficial fair value and other adjustments to our forward derivative positions," said Mr. Glendon.

(1) Please refer to Reconciliation of Net Income (Loss) to Non-GAAP Measures

Materials Handling

•	Materials Handling adjusted gross margin increased by $1.5 million, or 11%, to $14.3 million for the second quarter of 2018, compared to $12.8 million for the second quarter of 2017.
"Increased asphalt handling, at our Kildair terminal as well as increased heavy-lift activity were the primary drivers of the 11% increase in Materials Handling adjusted gross margin." reported Mr. Glendon. Timing differences related to dry bulk handling also contributed to the increase," said Mr. Glendon.
Sprague's guidance for the 2018 fiscal year is as follows:

•	Adjusted EBITDA is expected to be in the range of $120 million to $140 million.

•	Operating expense is expected to be between $86 million and $91 million.

•	Selling, general and administrative expenses are anticipated to be in the range of $88 million to $93 million.

•	Cash interest is expected to range from $28 million to $33 million.

•	Cash taxes are anticipated to be approximately $5 million.

•	Expansion Capex is expected to range from $8 million to $13 million.

•	Maintenance capex is expected to be at the low end of the $13 million to $16 million range.

•	Distribution coverage ratio for full-year 2018 is expected to range from 1.1x to 1.3x.
Quarterly Distribution Increase
On July 26, 2018, the Board of Directors of Sprague’s general partner, Sprague Resources GP LLC, announced its seventeenth consecutive distribution increase and approved a cash distribution of $0.6675 per unit for the quarter ended June 30, 2018, representing a 2% increase over the distribution declared for the quarter ended March 31, 2018. The distribution will be paid on August 10, 2018 to unitholders of record as of the close of business on August 6, 2018.
Financial Results Conference Call
Management will review Sprague’s second quarter 2018 financial results in a teleconference call for analysts and investors today, August 8, 2018.

Date and Time:	August 8, 2018 at 1:00 PM ET

Dial-in numbers:	(866) 516-2130 (U.S. and Canada)

(678) 509-7612 (International)

Participation Code:	4990469
The conference call may also be accessed live by a webcast available on the "Investor Relations" page of Sprague's website at www.spragueenergy.com and will be archived on the website for one year.
About Sprague Resources LP
Sprague Resources LP is a master limited partnership engaged in the purchase, storage, distribution and sale of refined petroleum products and natural gas. Sprague also provides storage and handling services for a broad range of materials.
Non-GAAP Financial Measures
EBITDA, adjusted EBITDA, adjusted gross margin, and distribution coverage ratio are measures not defined by GAAP. Sprague defines EBITDA as net income (loss) before interest, income taxes, depreciation and amortization.
We define adjusted EBITDA as EBITDA increased for unrealized hedging losses and decreased by unrealized hedging gains (in each case with respect to refined products and natural gas inventory, prepaid forward contracts and natural gas transportation contracts), changes in fair value of contingent consideration, the net impact of biofuel excise tax credits in 2017 and 2013, and commencing in the fourth quarter of 2017, adjusted for the impact of acquisition related expenses. Accordingly, adjusted EBITDA for prior periods have been revised to conform to the current presentation.
We define adjusted gross margin as net sales less cost of products sold (exclusive of depreciation and amortization) decreased by total commodity derivative gains and losses included in net income (loss) and increased by realized commodity derivative gains and losses included in net income (loss), in each case with respect to refined products and natural gas inventory, prepaid forward contracts and natural gas transportation contracts. Adjusted gross margin has no impact on reported volumes or net sales.
To manage Sprague's underlying performance, including its physical and derivative positions, management utilizes adjusted gross margin. Adjusted gross margin is also used by external users of our consolidated financial statements to assess our economic results of operations and its commodity market value reporting to lenders. EBITDA and adjusted EBITDA are used as supplemental financial measures by external users of our financial statements, such as investors, trade suppliers, research analysts and commercial banks to assess the financial performance of our assets, operations and return on capital without regard to financing methods, capital structure or historical cost basis; the ability of our assets to generate sufficient revenue, that when rendered to cash, will be available to pay interest on our indebtedness and make distributions to our equity holders; repeatable operating performance that is not distorted by non-recurring items or market volatility; and, the viability of acquisitions and capital expenditure projects.
Sprague defines the distribution coverage ratio as the ratio of distributable cash flow to the quarterly or annual distribution payable on all outstanding common and subordinated units and incentive distributions. Sprague believes that the distribution coverage ratio provides important information relating to the relationship between Sprague's financial operating performance and its cash distribution capability.
Sprague believes that investors benefit from having access to the same financial measures that are used by its management and that these measures are useful to investors because they aid in comparing its operating performance with that of other companies with similar operations. The adjusted EBITDA and adjusted gross margin and other data presented by Sprague may not be comparable to similarly titled measures at other companies because these items may be defined differently by other companies. Please see the attached reconciliations of net income to adjusted EBITDA and operating income to adjusted gross margin.
With regard to guidance, reconciliation of non-GAAP adjusted EBITDA or the distributable coverage ratio to the closest corresponding GAAP measure (expected net income (loss)) is not available without unreasonable efforts on a forward-looking basis due to the inherent difficulty and impracticality of forecasting certain amounts required by GAAP such as unrealized gains and losses on derivative hedges, which can have a significant and potentially unpredictable impact on our future GAAP financial results.
Forward Looking Statements
Any statements in this press release about future expectations, plans and prospects for Sprague Resources LP or about Sprague Resources LP’s future expectations, beliefs, goals, plans or prospects, constitute forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934. Any statements that are not statements of historical fact (including statements containing the words “believes,” “plans,” “anticipates,” “expects,” “estimates” and similar expressions) should also be considered forward-looking statements.  These forward-looking statements involve risks and uncertainties and other factors that are difficult to predict and many of which are beyond management’s control. Although Sprague believes that the assumptions underlying these statements are reasonable, investors are cautioned that such forward-looking statements are inherently uncertain and involve risks that may affect our business prospects and performance causing actual results to differ from those discussed in the foregoing release.  Such risks and uncertainties include, by way of example and not of limitation: increased competition for our products or services; adverse weather conditions; changes in supply or demand for our products or services; nonperformance by major customers or suppliers; changes in operating conditions and costs; changes in the level of environmental remediation spending; potential equipment malfunction and unexpected capital expenditures; our ability to complete organic growth and acquisition projects; our ability to integrate acquired assets; potential labor issues; the legislative or regulatory environment; terminal construction/repair delays; political and economic conditions; and, the impact of security risks including terrorism, international hostilities and cyber-risk. These are not all of the important factors that could cause actual results to differ materially from those expressed in forward looking statements.  Other applicable risks and uncertainties have been described more fully in Sprague’s most recent Annual Report on Form 10-K filed with the U.S. Securities and Exchange Commission (“SEC”) on March 14, 2018 and in the Partnership's subsequent Form 10-Q, Form 8-K and other documents filed with the SEC. Sprague undertakes no obligation and does not intend to update any forward-looking statements to reflect new information or future events.  You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release.
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(Financial Tables Below)

Sprague Resources LP
Summary Financial Data

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
	($ in thousands)
Statement of Operations Data:
Net sales	$741,656	$513,626	$2,072,804	$1,431,433
Operating costs and expenses:
Cost of products sold (exclusive of depreciation and amortization)	696,673	469,058	1,880,655	1,264,204
Operating expenses	22,281	16,901	45,490	33,733
Selling, general and administrative	18,562	19,624	46,426	45,913
Depreciation and amortization	8,378	6,950	16,803	12,882
Total operating costs and expenses	745,894	512,533	1,989,374	1,356,732
Operating (loss) income	(4,238)	1,093	83,430	74,701
Other income	—	119	—	183
Interest income	169	88	281	172
Interest expense	(9,412)	(8,279)	(19,296)	(15,434)
(Loss) income before income taxes	(13,481)	(6,979)	64,415	59,622
Income tax provision	286	(813)	(2,689)	(2,915)
Net (loss) income	(13,195)	(7,792)	61,726	56,707
Incentive distributions declared	(2,055)	(854)	(3,769)	(1,596)
Limited partners’ interest in net (loss) income	$(15,250)	$(8,646)	$57,957	$55,111
Net (loss) income per limited partner unit:
Common - basic	$(0.67)	$(0.39)	$2.55	$2.52
Common - diluted	$(0.67)	$(0.39)	$2.54	$2.48
Units used to compute net (loss) income per limited partner unit:
Common - basic	22,727,284	22,319,704	22,726,320	21,864,875
Common - diluted	22,727,284	22,319,704	22,784,336	22,200,070
Distribution declared per unit	$0.6675	$0.6075	$1.3200	$1.2000

Sprague Resources LP
Volume, Net Sales and Adjusted Gross Margin by Segment

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
	($ and volumes in thousands)
Volumes:
Refined products (gallons)	304,248	270,312	880,488	743,022
Natural gas (MMBtus)	12,325	13,510	32,582	33,714
Materials handling (short tons)	577	695	1,370	1,276
Materials handling (gallons)	127,638	152,418	197,610	227,682
Net Sales:
Refined products	$664,025	$430,984	$1,844,885	$1,212,574
Natural gas	58,428	65,708	188,355	185,374
Materials handling	14,218	12,798	27,366	22,723
Other operations	4,985	4,136	12,198	10,762
Total net sales	$741,656	$513,626	$2,072,804	$1,431,433
Reconciliation of Operating (Loss) Income to Adjusted Gross Margin:
Operating (loss) income	$(4,238)	$1,093	$83,430	$74,701
Operating costs and expenses not allocated to operating segments:
Operating expenses	22,281	16,901	45,490	33,733
Selling, general and administrative	18,562	19,624	46,426	45,913
Depreciation and amortization	8,378	6,950	16,803	12,882
Add: unrealized loss (gain) on inventory derivatives	971	(4,539)	(22,590)	(29,047)
Add: unrealized (gain) loss on prepaid forward contract derivatives	—	(267)	—	(240)
Add: unrealized loss (gain) on natural gas transportation contracts	3,716	949	(10,352)	(6,865)
Total adjusted gross margin:	$49,670	$40,711	$159,207	$131,077
Adjusted Gross Margin:
Refined products	$28,671	$23,815	$85,006	$63,293
Natural gas	5,055	2,568	43,003	41,158
Materials handling	14,269	12,798	27,417	22,723
Other operations	1,675	1,530	3,781	3,903
Total adjusted gross margin	$49,670	$40,711	$159,207	$131,077

Sprague Resources LP
Reconciliation of Net Income to Non-GAAP Measures

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
	($ in thousands)
Reconciliation of net (loss) income to EBITDA, Adjusted EBITDA and Distributable Cash Flow:
Net (loss) income	$(13,195)	$(7,792)	$61,726	$56,707
Add/(deduct):
Interest expense, net	9,243	8,191	19,015	15,262
Tax provision	(286)	813	2,689	2,915
Depreciation and amortization	8,378	6,950	16,803	12,882
EBITDA	$4,140	$8,162	$100,233	$87,766
Add: unrealized loss (gain) on inventory derivatives	971	(4,539)	(22,590)	(29,047)
Add: unrealized (gain) loss on prepaid forward contract derivatives	—	(267)	—	(240)
Add: unrealized loss (gain) on natural gas transportation contracts	3,716	949	(10,352)	(6,865)
Biofuel tax credit	—	—	(4,022)	—
Acquisition related expenses (1)	252	636	695	985
Other adjustments	197	—	391	—
Adjusted EBITDA	$9,276	$4,941	$64,355	$52,599
Add/(deduct):
Cash interest expense, net	(7,908)	(5,739)	(16,341)	(11,795)
Cash taxes	308	(1,251)	(2,061)	(2,091)
Maintenance capital expenditures	(3,473)	(2,673)	(5,735)	(4,213)
Elimination of expense relating to incentive compensation and directors fees expected to be paid in common units	(594)	1,018	244	1,946
Other	—	742	304	738
Distributable cash flow	$(2,391)	$(2,962)	$40,766	$37,184

(1)
Beginning in the fourth quarter of 2017, we excluded the impact of acquisition related expenses from our calculation of adjusted EBITDA. We incur expenses in connection with acquisitions and given the nature, variability of amounts, and the fact that these expenses would not have otherwise been incurred as part of our continuing operations, adjusted EBITDA excludes the impact of acquisition related expenses.  Adjusted EBITDA for prior periods have been revised to conform to this presentation.